SCHEDULE 14A
                          (Rule 14a-101)
              Information Required in Proxy Statement

                     SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the Registrant    [ X ]
Filed by a Party other than the Registrant    [   ]

Check the appropriate box:
 [   ] Preliminary Proxy Statement      [   ] Confidential, for Use of
 [   ] Definitive Proxy Statement             the Commission Only (as
 [ X ] Definitive Additional Materials        permitted by Rule 14a-6(e)(2))
 [   ] Soliciting Material Pursuant to
       Section 240.14-11(c) or Section 240.14a-12

                            Filing By:
                     First Bank System, Inc.
         (Name of Registrant as Specified in Its Charter)

           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [ X ] No fee required.
  [   ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1)
        and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction
            applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
  [   ] Fee paid previously with preliminary materials:
  [   ] Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:



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                      FIRST BANK SYSTEM, INC.
                         FIRST BANK PLACE
                      601 SECOND AVENUE SOUTH
                 MINNEAPOLIS, MINNESOTA 55402-4302



                                                      July 14, 1997



                    YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

      We are writing to remind you that we still have not received your proxy card for the upcoming July 31 Special
Meeting.

      At the Special Meeting, stockholders will consider three proposals related to our pending merger with U. S. Bancorp. Approval of the merger requires an affirmative vote by holders of 50% of the Company's outstanding shares and a related proposal to amend our certificate of incorporation to increase the maximum size of our Board of Directors requires a supermajority vote by holders of 80% of the Company's outstanding shares. AS A RESULT, NOT VOTING HAS THE SAME EFFECT AS VOTING AGAINST THESE PROPOSALS.

        THE SPECIAL MEETING IS JULY 31. PLEASE VOTE TODAY.

      By the time you receive this letter, the Special Meeting will be less than two weeks away. Please take a moment to sign and date the enclosed proxy card and return it in the postage-paid envelope provided. Your Board of Directors unanimously recommends that you vote FOR all three proposals.

      YOUR VOTE IS EXTREMELY IMPORTANT -- NO MATTER HOW MANY
SHARES YOU OWN. VOTING PROMPTLY WILL ALSO SAVE OUR COMPANY
ADDITIONAL SOLICITATION EXPENSES.

      If you have any questions about voting your shares, please contact our proxy solicitation firm, MacKenzie Partners, Inc., at
(800) 322-2885. We appreciate your prompt cooperation and support of First Bank System.

                                    Sincerely,

                                    /s/ Lee R. Mitau
                                    -----------------------
                                    Lee R. Mitau
                                    Secretary

                      FIRST BANK SYSTEM, INC.
                         FIRST BANK PLACE
                      601 SECOND AVENUE SOUTH
                 MINNEAPOLIS, MINNESOTA 55402-4302



                                                      July 14, 1997




                         IMPORTANT REQUEST

Dear Stockholder:

      We have instructed our transfer agent to send this letter and a duplicate proxy card to all stockholders who voted against Proposal 2 for our July 31 Special Meeting. Proposal 2 relates to the expansion of the Board of Directors in connection with our pending merger with U. S. Bancorp.

      The purpose of Proposal 2 is to enable the Board to initially accommodate all 15 current directors of First Bank System and all 11 current directors of U. S. Bancorp after the merger. However, it is intended that the size of the Board will be substantially reduced at the next annual meeting. If Proposal 2 is not approved, it will cause us to require some members of the Board to resign in order to implement the merger and we do not believe this would be in the best interests of the Company and its stockholders.

      WE HOPE THAT YOU WILL RECONSIDER YOUR DECISION AND VOTE FOR
PROPOSAL 2 ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE
POSTAGE-PAID ENVELOPE PROVIDED.

      First Bank System has a confidential voting policy. Therefore, we have asked our proxy solicitor, MacKenzie Partners, Inc., to contact stockholders who have voted against Proposal 2 to discuss it with them without disclosing their identity to the Company. Of course, we at First Bank System would welcome the opportunity to speak directly with you, if you so desire.

      If you have any questions, please call MacKenzie Partners at (800) 322-2885 or our Shareholder Relations Department at
(800) 947-9820. We appreciate your prompt cooperation and support of First Bank System.

                                    Sincerely,

                                    /s/ Lee R. Mitau
                                    -----------------------
                                    Lee R. Mitau
                                    Secretary